Exhibit 99.1

Mullen Automotive Provides Fiscal Third Quarter Results and Current Business Update

Mullen Automotive, Inc. Announces Major Milestones of Moving from Protype to Production for Class 3 Commercial Vehicles and Recording First Revenues

BREA, Calif. — August 14, 2023 — Mullen Automotive, Inc. (NASDAQ: MULN), an emerging electric vehicle (“EV”) manufacturer, today announced financial results for its fiscal third quarter for the three and nine months ended June 30, 2023.

Recent Company Updates:

The Board of Directors of the Company has authorized a stock buyback program, pursuant to which the Company may, until December 31, 2023, purchase up to $25 million in shares of its outstanding common stock. The shares may be repurchased, from time to time, in the open market or in privately negotiated transactions depending upon market conditions and other factors, and in accordance with applicable regulations of the Securities and Exchange Commission. The authorization of the stock buyback program does not obligate the Company to purchase any shares and may be terminated or amended by the Board at any time prior to its expiration date.

The Company ended fiscal third quarter on June 30, 2023, with stockholders’ equity of $351.8 million, compared to $157.0 million on Sept 30, 2022, which represents an increase of 124%.

During the quarter ended June 30, 2023, the Company successfully secured $100 million in funding from its Series D preferred stock investors which completes all remaining investment obligations to the Series D holders. With this latest investment, the Company’s cash and cash equivalents exceed $200 million as of July 3, 2023, bolstering our liquidity and supporting our move from prototype to production for commercial vehicles.

During the quarter ended June 30, 2023, the Company recorded its first revenues on the sale of Campus EV Cargo Vans.

The Company will host a commercial EV production launch event on August 24, 2023. This event will commemorate the production of our first Class 3 commercial vehicles and showcase the Tunica, Mississippi commercial assembly plant. Select media, customers, dealers, suppliers, and local government leadership have indicated plans to attend.

Mullen will be resuming its Mullen “Strikingly Different” tour this summer, featuring additional EV vehicles, including the Mullen FIVE EV Crossover, FIVE RS High Performance EV Crossover, Mullen GT Electric Sports Car, Mullen ONE Commercial Class 1 EV Cargo Van, Mullen THREE Commercial Class 3 Electric Truck, and Bollinger B2 Pickup Truck. The second stage of the tour starts on August 20, 2023, in Austin, Texas and will span multiple U.S. cities, showcasing Mullen’s cutting-edge electric vehicles to a broad audience.

In July 2023, Mullen announced that Bollinger Motors, in which the Company holds a majority ownership, has received final approval for a $3 million grant from the state of Michigan. This grant aims to promote job creation and economic development, further solidifying Mullen’s commitment to driving progress and growth in the electric vehicle industry.

Mullen implemented a 1-for-9 reverse stock split (“Reverse Stock Split”) of its common stock on August 11, 2023, in an effort to regain compliance with Nasdaq’s $1.00 minimum bid price requirement for a period in excess of ten to twenty consecutive business days.

During the quarter ended June 30, 2023, Mullen delivered the first dealer demonstrator Mullen-GO™ Commercial Urban Delivery EV to Newgate Motor Group and subsequently received a 30-unit purchase order for their sales region of Ireland and the UK. The Company expects further sales growth with Newgate and other distributors in Europe.

Commenting on the third quarter and recent developments, CEO David Michery said, “We are very proud to report Mullen’s move from prototype to production for our Class 3 commercial vehicle. This milestone marks the next phase of our journey towards transforming the electric vehicle landscape and driving sustainable mobility solutions.”

Tunica, MS Assembly Facility

Mullen Class 1 and Class 3 commercial vehicles will be assembled in Tunica, MS

●	Commercial vehicle assembly equipment has been transferred from Mishawaka, IN to Tunica, MS facility for commercial Class 1 and Class 3 builds
●	Tunica Manufacturing plant has undergone extensive updating/capital improvements in preparation for start of manufacturing and start of salable production for Class 3 trucks in the quarter ended September 30, 2023
●	Hired required additional plant staff to begin production

Mishawaka, IN Manufacturing Plant

Home to Mullen FIVE and Bollinger B1 and B2

●	Commercial vehicle assembly equipment has been transferred from Mishawaka, IN to Tunica, MS facility for commercial Class 1 and Class 3 builds
●	Initiated the movement of Class 1 EV Vans to Tunica, MS for final assembly
●	Enterprise data infrastructure updated with installations including fiber optics, new servers and security systems to support volume manufacturing

Bollinger Motors - Oak Park, MI

Class 4 – 6 Commercial Vehicles | Bollinger B1 SUV and B2 Pick Up Truck

●	Completed “design validation” engineering phase of the B4 chassis cabs for prototype builds planned for the quarter ended September 30, 2023
●	Showcased B4 at the ACT Expo in Anaheim, CA and at Home Delivery World show in Philadelphia, PA
●	Hired Jim Connelly, formerly from General Motors, as Chief Revenue Officer
●	Received approval from the state of Michigan for a $3 million grant aimed at promoting job creation from the Michigan Strategic Fund Board. Overall headcount increased by 45% percent in anticipation of upcoming production requirements

Mullen Commercial Vehicle Program - Troy, MI

Class 1 and 3 Commercial Vehicles

●	The Company has received $263 million in purchase orders for Mullen Class 1 and Class 3 EV Vans and Trucks from Randy Marion Automotive Group. We expect initial revenues from Class 3 vehicle deliveries during the quarter ended September 30, 2023
●	All regulations from the Environmental Protection Agency (“EPA”) have been met for Class 3 truck launch and we await final certification approval from the EPA expected in the quarter ended September 30, 2023

Mullen Consumer Vehicle Program - Irvine, CA

Mullen FIVE EV Crossover Program

●	Pulling ahead development and production of the high-performance Mullen FIVE RS limited-edition This vehicle will be a limited production run and be a truly unique performance-oriented vehicle
●	Production design of the Mullen FIVE and FIVE RS will be revealed at CES 2024 in Las Vegas
●	Demonstrator vehicles will be available for viewing and test drives on the “Strikingly Different” EV Tour

Mullen-GO

Mullen’s urban commercial delivery vehicle, which is designed to bridge the gap between the growing demand for quick deliveries and space constraints in dense cities throughout Europe.

●	On July 17, 2023, we announced a 30-unit purchase order for the Mullen-GO™ (“Mullen-GO”) Commercial Urban Delivery EV from Newgate Motor Group (“Newgate”). Newgate, one of Ireland’s most recognized dealership groups, has been named to lead marketing, sales, distribution, and servicing for the Mullen-GO in Ireland and the United Kingdom

Mullen Advanced Energy Operations

Mullen Automotive forms Mullen Advanced Energy Operations, LLC (“MAEO”), in partnership with Global EV Technology, Inc. and EV Technologies, LLC (collectively, “EVT”)

●	On July 10, 2023, the Company issued a notice terminating the Letter of Agreement (“LOA”) dated April 17, 2023. The termination notice, which was sent after numerous attempts by the Company to obtain adherence by EVT to the terms of the LOA, references several breaches by EVT including (1) failing to execute documents evidencing an irrevocable, royalty free, worldwide exclusive license of the Technology and related intellectual property, in perpetuity, to MAEO, (2) refusing to conduct any tests of the Technology at a Mullen approved facility after the LOA, (3) repeatedly refusing to honor the terms of the Mutual Non-Disclosure Agreement signed April 14, 2023, and (4) failing to disclose all claims or threatened legal actions by any third parties related to the Technology

Financial Results

Following is our unaudited Condensed Consolidated Balance Sheets, unaudited Condensed Consolidated Statements of Operations and unaudited Condensed Consolidated Statement of Cash Flows for the quarter ended June 30, 2023. Shares of common stock issued and outstanding and additional paid-in capital have been adjusted retroactively to reflect the 1-for-9 reverse stock split effective on August 11, 2023.

Cash flow is the focus of this financial narrative, and the goal is to point out the significant amount of non-cash operating expenses contributing to the GAAP (Generally Accepted Accounting Principles) losses reported for the three and nine months ended June 30, 2023.

Although we benefited from increased cash flow during the three and nine months ended June 30, 2023, we also recorded significant amount of non-cash operating expenses contributing to the GAAP (Generally Accepted Accounting Principles) losses. The presentation below specifically addresses the cash flow statement adjustments to reconcile from GAAP to cash flow totaling $272.0 million and $698.4 million for the three and nine months ended June 30, 2023, respectively.

Three Months Ended June 30, 2023

The net loss attributable to common stockholders after preferred dividends was $308.9 million, or $11.14 net loss per share, for the three months ended June 30, 2023, as compared to a net loss attributable to common stockholders after preferred dividends of $7.1 million, or $4.26 loss per share, for the three months ended June 30, 2022.

The Consolidated Statement of Cash Flows detail provides the amount of cash spent during the quarter. The net cash used in operating activities was $46.1 million for the three months ended June 30, 2023:

Three Months Ending June 30, 2023
Operating Activities	$(46,060,560)
Investing Activities	$(10,029,665)
Financing Activities	$196,774,970

There was $272.0 million of non-cash expenses included in the GAAP net loss for the three months ended June 30, 2023.  In addition, investment in working capital (changes in operating assets and liabilities) was $6.6 million for the three months ended June 30, 2023.

Non-Cash Adjustments for Three Months Ending June 30, 2023
Depreciation and amortization	$2,467,557
Stock-based compensation	23,318,347
Issuance of warrants to suppliers	(6,814,000)
Issuance of shares for services	(5,792,343)
Revaluation of derivative liabilities	(6,308,517)
Non-cash financing loss on over-exercise of warrants	8,934,892
Initial recognition of derivative liabilities	254,962,774
Non-cash interest and other operating activities	89,594
Non-cash lease expense	1,179,043
Amortization of debt discount	148,674
Loss/(gain) on extinguishment of debt	(206,081)
Total non-cash adjustments to operating cash flow	271,979,940
Changes in operating assets and liabilities	(6,614,140)
Net loss before accrued preferred dividends and noncontrolling interest	(311,426,360)
Operating Cash Flow for the Three Months Ending June 30, 2023	$(46,060,560)

Nine Months Ended June 30, 2023

The net loss attributable to common stockholders after preferred dividends was $792.7 million, or $55.44 loss per share, for the nine months ended June 30, 2023, as compared to a net loss attributable to common stockholders after preferred dividends of $523.1 million, or $694.20 loss per share, for the nine months ended June 30, 2022.

Considering the $698.4 million of non-cash expenses, it is useful to review the Consolidated Statement of Cash Flows to better understand the cash expenditures for the nine months ended June 30, 2023.

Net cash used in operating activities was $113.6 million for the nine months ended June 30, 2023:

Nine Months Ending June 30, 2023
Operating Activities	$(113,627,945)
Investing Activities	$(107,449,762)
Financing Activities	$364,134,630

Operating cash flow for the nine months ended June 30, 2023, was $113.6 million which was comprised of $698.4 million of non-cash addbacks to reconcile net loss before accrued preferred dividends and noncontrolling interest to net cash used in operating activities.  Additionally, we invested $5.3 million into working capital (change in operating assets and liabilities).

Non-Cash Adjustments for Nine Months Ending June 30, 2023
Depreciation and amortization	$10,991,239
Stock-based compensation	71,015,371
Issuance of warrants to suppliers	6,814,000
Non-cash financing loss on over-exercise of warrants	8,934,892
Revaluation of derivative liabilities	89,462,559
Initial recognition of derivative liabilities	504,373,115
Non-cash interest and other operating activities	(1,656,288)
Non-cash lease expense	2,095,635
Amortization of debt discount	148,674
Loss/(gain) on extinguishment of debt	6,246,089
Total non-cash adjustments to operating cash flow	698,425,286
Changes in operating assets and liabilities	(5,257,590)
Net loss before accrued preferred dividends and noncontrolling interest	(806,795,641)
Operating Cash Flow for the Nine Months Ending June 30, 2023	$(113,627,945)

MULLEN AUTOMOTIVE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2023	September 30, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$214,012,136	$54,085,685
Restricted cash	13,419,872	30,289,400
Accounts receivable	308,000	—
Inventory	12,146,844	—
Prepaid expenses and other current assets	15,154,205	1,958,759
TOTAL CURRENT ASSETS	255,041,057	86,333,844
Property, equipment and leasehold improvements, net	91,750,519	17,786,702
Intangible assets, net	111,957,534	93,947,018
Deposit on ELMS purchase	—	5,500,000
Receivable from related party	1,876,013	1,232,387
Right-of-use assets	5,504,851	4,597,052
Goodwill	92,834,832	92,834,832
Other assets	1,010,712	362,643
TOTAL ASSETS	$559,975,518	$302,594,478

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$12,411,851	$6,398,423
Accrued expenses and other current liabilities	8,385,380	7,185,881
Dividends payable	374,445	7,762,255
Derivative liabilities	150,318,473	84,799,179
Liability to issue shares	8,870,227	10,710,000
Lease liabilities, current portion	2,217,059	1,428,474
Notes payable, current portion	7,306,107	3,856,497
Other current liabilities	103,372	90,372
TOTAL CURRENT LIABILITIES	189,986,914	122,231,081
Notes payable, net of current portion	-	5,164,552
Lease liabilities, net of current portion	3,709,616	3,359,354
Deferred tax liability	14,436,974	14,882,782
TOTAL LIABILITIES	$208,133,504	$145,637,769
Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock; $0.001 par value, 500,000,000 preferred shares authorized
Preferred Series A; 200,000 shares authorized; 1,036 and 1,924 shares issued and outstanding at June 30, 2023 and September 30, 2022 respectively	1	2
Preferred Series C; 40,000,000 shares authorized; 1,210,056 and 1,360,321 shares issued and outstanding at June 30, 2023 and September 30, 2022 respectively	1,210	1,360
Preferred Series D; 437,500,001 shares authorized; 363,097 and 4,359,652 shares issued and outstanding at June 30, 2023 and September 30, 2022 respectively	363	4,359
Common stock; $0.001 par value; 5,000,000,000 and 1,750,000,000 shares authorized at June 30, 2023 and September 30, 2022 respectively; 86,762,748 and 3,704,303 shares issued and outstanding at June 30, 2023 and September 30, 2022 respectively	86,763	3,704
Common stock owed but not issued; $0.001 par value; 17,125,589 and zero shares at June 30, 2023 and September 30, 2022 respectively	17,126	—
Additional paid-in capital	1,950,179,828	948,594,920
Accumulated deficit	(1,689,954,794)	(889,907,455)
Non-controlling interest	91,511,517	98,259,819
TOTAL STOCKHOLDERS' EQUITY	351,842,014	156,956,709
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$559,975,518	$302,594,478

MULLEN AUTOMOTIVE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2023	2022	2023	2022
REVENUE
Vehicle sales	$308,000	$—	$308,000	$—
Cost of sales	(248,669)	—	(248,669)	—
Gross Margin	59,331	—	59,331	—

OPERATING EXPENSES
General and administrative	31,777,812	10,896,800	144,186,161	53,067,316
Research and development	22,088,011	7,324,365	51,188,991	9,665,126
Total Operating Expense	53,865,823	18,221,165	195,375,152	62,732,442
Loss from Operations	(53,806,492)	(18,221,165)	(195,315,821)	(62,732,442)

Other financing costs - initial recognition of derivative liabilities	(248,413,090)	—	(504,373,115)	(269,344,178)
Gain / (loss) on derivative liability revaluation	(241,168)	34,583,523	(89,462,559)	(107,705,006)
Gain / (loss) extinguishment of debt, net	206,081	—	(6,246,089)	33,413
Loss on financing	(8,934,892)	—	(8,934,892)	—
Gain / (loss) on sale of fixed assets	1,346	(50,574)	386,377	(50,574)
Interest expense	(608,332)	(5,346,766)	(5,414,185)	(29,906,225)
Penalty for insufficient authorized shares	—	(3,495,000)	—	(3,495,000)
Other income / (loss), net	826,378	(12,317,169)	2,044,258	(12,317,169)

Net loss before income tax benefit	(310,970,169)	(4,847,151)	(807,316,026)	(485,517,181)

Income tax benefit/ (provision)	(456,191)	—	520,385	—
Net loss before accrued preferred dividends and noncontrolling interest	(311,426,360)	(4,847,151)	(806,795,641)	(485,517,181)

Net loss attributable to noncontrolling interest	(2,568,126)	—	(6,748,302)	—
Net loss attributable to stockholders	(308,858,234)	(4,847,151)	(800,047,339)	(485,517,181)

Accrued preferred dividends	(13,125)	(2,285,792)	7,387,811	(37,541,085)

Net loss attributable to common stockholders after preferred dividends	$(308,871,359)	$(7,132,943)	$(792,659,528)	$(523,058,266)

Net loss per share	$(11.14)	$(4.26)	$(55.44)	$(694.20)

Weighted average shares outstanding, basic and diluted	27,720,475	1,674,607	14,296,659	753,474

MULLEN AUTOMOTIVE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended June 30,
	2023	2022
Cash Flows from Operating Activities
Net loss before accrued preferred dividends and noncontrolling interest	$(806,795,641)	$(485,517,181)
Adjustments to reconcile net loss attributable to shareholders to net cash used in operating activities:

Depreciation and amortization	10,991,239	918,855
Stock-based compensation	71,015,371	32,479,710
Issuance of warrants to suppliers	6,814,000	—
Non-cash financing loss on over-exercise of warrants	8,934,892	—
Revaluation of derivative liabilities	89,462,559	124,868,232
Initial recognition of derivative liabilities	504,373,115	269,344,178
Non-cash interest and other operating activities	(1,656,288)	3,879,496
Amortization of debt discount	442,091	19,584,041
Loss on asset disposal	—	50,574
Loss/(gain) on extinguishment of debt	6,246,089	(33,413)

Changes in operating assets and liabilities:
Other current assets	(15,319,813)	5,446,031
Other assets	1,063,800	(1,960,058)
Accounts payable	6,013,276	(2,129,901)
Accrued expenses and other liabilities	4,835,588	(10,119,169)
Deferred tax liability	(445,808)	—
Right of use assets and lease liabilities	397,585	(31,989)
Net cash used in operating activities	(113,627,945)	(43,220,594)

Cash Flows from Investing Activities
Purchase of equipment	(14,328,228)	(10,968,389)
Purchase of intangible assets	(204,660)	(305,043)
ELMS assets purchase	(92,916,874)	—
Net cash used in investing activities	(107,449,762)	(11,273,432)

Cash Flows from Financing Activities
Proceeds from issuance of notes payable	170,000,000	12,142,791
Proceeds from issuance of common stock and prefunded warrants	196,999,970	40,151,308
Proceeds from issuance of preferred stock	—	63,925,000
Reimbursement for over-issuance of shares	17,819,660	—
Proceeds from note receivable	—	15,000,000
Payment of notes payable	(20,685,000)	(15,655,983)
Net cash provided by financing activities	364,134,630	115,563,116

Increase in cash	143,056,923	61,069,090
Cash, cash equivalents and restricted cash, beginning of period	84,375,085	42,174
Cash, cash equivalents and restricted cash, ending of period	$227,432,008	$61,111,264

Supplemental disclosure of Cash Flow information:
Cash paid for interest	$122,500	$1,500,106
Supplemental Disclosure for Non-Cash Activities:
Refinance of indebtedness	$—	$28,867,187
Preferred shares issued in exchange for convertible debt	$—	$23,192,500
Convertible notes and interest - conversion to common stock	$153,222,236	$17,356,500
Exercise of warrants recognized earlier as liabilities	$391,057,576	$420,626,121
Reclassification of derivatives to equity upon authorization of sufficient number of shares	$47,818,882	$—
Waiver of dividends by stockholders	$7,387,810	$—
Warrants issued to suppliers	$6,814,000	$—
Common stock issued to extinguish liability to issue stock	$66,752,533	$—
Extinguishment of financial liabilities by sale of property	$231,958	$—
Extinguishment of operational liabilities by sale of property	$767,626	$—
Debt conversion to common stock	$1,096,787	$—
Prepaid stock-based compensation	$3,909,404	$—
Preferred stock converted to common stock	$273,364	$—
Prefunded warrants converted to common stock	$250,466	$—

About Mullen:

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of electric vehicles (“EVs”) that will be manufactured in two Company-owned United States-based assembly plants. Mullen’s EV development portfolio includes the Mullen FIVE EV Crossover, Mullen Commercial Class 1 and 3 EVs and Bollinger Motors, which features both the B1 and B2 electric SUV trucks and Class 4-6 commercial offerings. On September 7, 2022, Bollinger Motors became a majority-owned EV truck company of Mullen Automotive, and on Dec 1, 2022, Mullen closed on the acquisition of all of Electric Last Mile Solutions’ (“ELMS”) assets, including all IP and a 650,000-square-foot plant in Mishawaka, Indiana.

For more information, please visit www.MullenUSA.com.  Mullen uses its investor.mullenusa.com webpage and links as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” and “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: whether the  ELMS and Bollinger transactions will prove successful, whether the Mullen-GO (formerly I-GO initiatives) in the UK and Ireland or elsewhere in Europe will prove successful, whether the respective parties obligations under the  Randy Marion Automotive Group purchase order will be met and revenues will be received when expected, delays in the anticipated design, certification, manufacturing, or delivery of vehicles, whether the second leg of  the “Strikingly Different” test-drive tour event will take place within the time frame expected; or whether development of the Mullen FIVE RS will be implemented in time for the anticipated second part of the test-drive tour. Additional examples of such risks and uncertainties include, but are not limited to: (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen’s ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) Mullen’s ability to protect its intellectual property; and (xi) Mullen’s ability to maintain compliance with continued listing requirements of the NASDAQ Capital Market; and (xii) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com

Investor Relations Contact

investor@Mullenusa.com

Media Contact

media@Mullenusa.com